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                                                                    EXHIBIT 2.02



NO: 1709998


                        THE COMPANIES ACTS 1985 TO 1989

                      ___________________________________

                       A PUBLIC COMPANY LIMITED BY SHARES
                      ____________________________________



                  A R T I C L E S  O F  A S S O C I A T I O N


             (adopted by Special Resolution passed on June 19 1996)


                                       of


                             Micro Focus Group Plc

            ________________________________________________________


1. No regulations set out in any schedule to any statute concerning companies shall apply as regulations or articles of the Company.

2.       (1)     In these articles if not inconsistent with the subject or
context, the following words shall bear the following meanings:-

"the Acts"                means every statute from time to time in force
                          concerning companies insofar as the same applies to the Company;

"the                      means the Uncertificated Securities Regulations 1995
Uncertificated            in so far as the same applies to the Company and
Regulations"              Securities includes:
                          (i)     any enactment or subordinate legislation
                                  which amends or supersedes those
                                  Uncertificated Securities Regulations;
                          (ii)    any applicable rules made under those
                                  Uncertificated Securities Regulations or any such enactment or subordinate legislation for the time being in force;

"CREST"                   means the relevant system operated by Crest Co.
                          Limited in terms of the Uncertificated Securities Regulations, which enables title to shares or other securities to be evidenced and transferred without a written instrument.

"these articles"          means these articles of association of the Company as
                          originally adopted or from time to time altered;

"executed"                includes any mode of execution whether under seal or
                          under hand;

"office"                  means the registered office of the Company;

"the holder"              in relation to shares means the member whose name is
                          entered in the register of members as the holder of
                          the shares;
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"the seal"                means the common seal of the Company (if any) and
                          includes the official seal (if any) kept by the Company by virtue of the Acts;

"secretary"               means any person appointed to perform the duties of
                          the secretary of the Company; and

"the Group"               means the Company and any subsidiary or subsidiaries
                          for the time being of the Company.

"the London               means The London Stock Exchange Limited.
 Stock Exchange"

         (2) References to writing shall include typewriting, printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form.

         (3) Where for any purpose an ordinary resolution of the Company is required a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution of the Company is required a special resolution shall be effective.

         (4) Unless the context otherwise requires, words or expressions contained in these articles bear the same meaning as in the Acts or the Uncertificated Securities Regulations (as the case may be) or any statutory modification or re-enactment of it or them in force when these regulations become binding on the Company.

         (5) A reference to shares in "uncertificated form" means shares, the title to which is recorded in the register of members as being held in such form and which by virtue of the Uncertificated Securities Regulations may be transferred by means of a relevant system and reference to shares in "certificated form" means shares, the title to which is not and may not be transferred.

                                 SHARE CAPITAL

3.1 The share capital of the Company is GBP 2,250,000 divided into 22,500,000 Ordinary Shares of 10 pence each ("Ordinary Shares").

3.2 The Ordinary Shares shall rank pari passu in all respects and the holders of the Ordinary Shares shall be entitled to attend and vote at any general meeting of the Company.

4. Subject to the provisions of the Acts and in particular to those conferring rights of pre-emption and without prejudice to any rights attached to any shares for the time being in issue, any share may be issued with or have attached thereto such rights or restrictions as the Company may by ordinary resolution determine or have attached thereto or if there has not been any such determination or so far as the same shall not make specific provision, as the directors may determine.

5. Subject to the provisions of the Acts and to any special rights conferred on the holders of any shares or class of shares, any shares may with the sanction of a special resolution be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder.

6. Subject to the provisions of the Acts, the Company is hereby authorised to enter into any contract for the purchase of all or any of its shares of any





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class (including any redeemable shares) and any contract under which it may, subject to any conditions, become entitled or obliged to purchase all or any of such shares. Every contract entered into in pursuance of this article shall be authorised by such resolution of the Company as may be required by the Acts, but subject thereto the directors shall have full power to determine or approve the terms of any such contract. Any contract which the Company is hereby authorised to enter into may be or provide for the purchase of shares by private treaty, on a stock exchange or otherwise and neither the Company nor the directors shall be required to select the shares in question rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares. Subject to the provisions of the Acts the Company may agree to the variation of any contract entered into in pursuance of this article and to release any of its rights or obligations under any such contract. Notwithstanding anything to the contrary contained in these articles, the rights and privileges attached to any class of shares shall be deemed not to be modified or abrogated by anything done by the Company in pursuance of this article.

7. The Company may exercise the powers of paying commissions conferred by the Acts. Subject to the provisions of the Acts, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of share capital pay such brokerage as may be lawful.

8. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as by these articles or by law otherwise provided) the Company shall not be bound by or to recognise (even when having notice thereof) any interest in any share except an absolute right to the entirety thereof in the holder.

                              VARIATION OF RIGHTS

9. Subject to the Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound-up) be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of such shares. To any such separate general meeting all the provisions of these articles as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy not less than one-third of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of such holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

10. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                               SHARE CERTIFICATES

11. Every person (except a stock exchange nominee in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) whose name is entered as a holder of any shares in the register





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of members of the Company shall be entitled, without payment, to receive within two months after allotment or lodgment of a transfer to him of the shares in respect of which he is so registered (or within such other period as the terms of issue shall provide) one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the directors may from time to time determine. In the case of a share held jointly by several persons, delivery of a certificate to one or several joint holders shall be sufficient delivery to all. A member (except such a nominee as aforesaid) who has transferred part of the shares comprised in his registered holding shall be entitled to a certificate for the balance without charge.

12. All forms of certificate for shares/or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under seal affixed only with the authority of the Board or in such other manner as the Board having regard to the terms of issue, the Acts and the regulations of the London Stock Exchange may authorise. The directors may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any person.

13.1 If a share certificate is defaced, worn-out, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and payment of the exceptional out of pocket expenses incurred by the Company in investigating such evidence and preparing such indemnity as the directors may determine and where it is defaced or worn out, after delivery up of the old certificate to the Company and in any event no replacement of a lost certificate will be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed.

13.2 Notwithstanding the terms of articles 11, 12 and 13.1 above, where, in accordance with the terms of Article 13.3 hereof, any shares or other securities of the Company are issued, transferred, registered or otherwise dealt with in uncertificated form, any references in these articles requiring title to shares or other securities to be evidenced by or transferred by reference to share certificates or any other form of written instrument shall not apply and the holding, transfer, recording of title to and, registration of, uncertificated securities issued by the Company will be governed by reference to the provisions of Article 13.3 hereof.

13.3     (i)     Nothing in these articles shall preclude any share or other security of the Company from being issued, held, registered, converted, transferred or otherwise dealt with in an uncertificated form in accordance with the Uncertificated
                 Securities Regulations and any rules or requirements laid down from time to time by CREST or any other relevant system operated pursuant to the Uncertificated Securities
                 Regulations.

         (ii) In relation to any share or other security which is in uncertificated form, the articles of association shall have effect subject to the provisions of the Uncertificated Securities Regulations and (so far as consistent with them) to the following provisions:





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                 (a)      the Company shall not be obliged to issue a
                          certificate evidencing title to shares and all references to a certificate in respect of any shares or securities held in uncertificated form in these articles shall be deemed inapplicable to such shares or securities which are in uncertificated form and furthermore shall be interpreted as a reference to such form of evidence of title to uncertificated shares or securities as the Uncertificated Securities Regulations prescribe or permit;

                 (b) the registration of title to and transfer of any shares or securities in an uncertificated form shall be effected in accordance with the Uncertificated Securities Regulations and there shall be no requirement for a written instrument of transfer;

                 (c) a properly authenticated dematerialised instruction given in accordance with the Uncertificated Securities Regulations shall be given effect in accordance with the Uncertificated Securities Regulations;

                 (d) any communication required or permitted by these articles to be given by a person to the Company may be given in accordance with and in any manner (whether or not in writing) prescribed or permitted by the Uncertificated Securities Regulations;

                 (e) if a situation arises where any provision of these articles is inconsistent in any respect with the terms of the Uncertificated Securities Regulations in relation to shares or securities of the Company which are in an uncertificated form then:-

                          (i) the Uncertificated Securities Regulations will be given effect thereto in accordance with their terms; and

                          (ii) the directors shall have power to implement any procedures they may think fit and as may accord with the Uncertificated Securities Regulations for the recording and transferring of title to shares and securities in uncertificated form and for the regulation of those proceedings and the persons responsible for or involved in their operation;

                          (iii) the directors shall have the specific powers to elect, without further consultation with the holders of any shares or securities of the Company (except where such shares or securities are constituted by virtue of some other deed, document or other source), that any single or all classes of shares and securities of the Company become capable of being traded in uncertificated form in accordance with the Uncertificated Securities Regulations on CREST or any other Operator of a relevant system.

                                         DESTRUCTION OF DOCUMENTS

14.      The Company may destroy:-

        (a)     any share certificate which has been cancelled at any time after





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                 the expiry of one year from the date of such cancellation;

         (b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate variation cancellation or notification is recorded by the Company;

         (c) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

         (d) any other documents on the basis of which any entry in the register of members is made at any time after the expiry of twelve years from the date an entry in the register of members was first made in respect of it;

         and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company: PROVIDED ALWAYS that:-

         (i) the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

        (ii) nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled; and

       (iii) references in this article to the destruction of any document include references to its disposal in any manner.

                             UNTRACED SHAREHOLDERS

15.1.1 The Company shall be entitled to sell the shares of a member or the shares to which a person is entitled by death, bankruptcy or operation of law by instructing a member of the London Stock Exchange to sell them at best if and PROVIDED THAT:-

         (a) during a period of 12 years all warrants and cheques in respect of at least 3 dividends declared by the Company in respect of the member's shares sent by the Company through the post in a prepaid letter addressed to the member at his registered address or to the person so entitled at the address shown in the register of members as his address and have become payable and remain unclaimed and uncashed or have been returned undelivered; and

         (b) the Company shall insert advertisements in a national daily newspaper and a newspaper circulated in the area in which the last known address of the member or the address at which service of notices in the manner authorised by these articles may be effected, giving notice of its intention to sell the said shares; and





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         (c)      during the said period of 12 years and the period of
                  3 months following the said advertisements the Company has had no indication that such member or person can be traced; and

         (d) where any shares in the capital of the Company are listed or dealt in on the London Stock Exchange notice is first given to the London Stock Exchange of its intention so to do.

15.1.2 To give effect to such sale the Company may appoint any person to execute an instrument of transfer of the share or in the case of shares for the time being in uncertificated form to take such other steps in the name of the holder as may be necessary to transfer the shares sold, then the instrument or steps (as the case may be) shall be as effective as if it had been executed or they had been taken by the registered holder of, or person entitled by transmission to, the share. The Company shall account to the member or other person entitled to such shares for the net proceeds of such sale and shall be deemed to be his debtor and not a trustee for him in respect of the same and no interest shall be payable by the Company to the member or other person entitled to such shares.

15.1.2 Any moneys not accounted for to the member or other person entitled to such shares shall be carried to a separate account and shall be a permanent debt of the Company. Moneys carried to such separate accounts may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding Company if any) as the directors may from time to time think fit.

15.2 If on two consecutive occasions dividend warrants and/or Notices have been sent through the post to any member at his registered address or his address for the service of Notices but have been left uncashed and/or returned undelivered or if, after one such occasion reasonable enquiries have failed to establish any new address of the registered member, such member shall not thereafter be entitled to receive dividend warrants and/or Notices by post from the Company until he shall have communicated with the Company and supplied in writing to the office a new registered address or address within the United Kingdom for service of the Notices.

                                      LIEN

16. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company's lien on a share shall extend to all moneys payable in respect of it.

17. The Company may sell in such manner as the directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen days after notice has been given to the holder of the share or the person entitled to it by reason of the death or bankruptcy of the holder demanding payment of the sum presently payable and stating that if the notice is not complied with the shares may be sold.

18. To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the shares sold, or in the case of shares





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for the time being in uncertificated form to take such other steps in the name of the holder as may be necessary to transfer the shares sold to, or in accordance with the directions of, the purchaser. The purchaser shall be registered as the holder of the share and he shall not be bound to see the application of the purchase money. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

19. The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall, in the case of shares in certificated form (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares immediately before the date of the sale.

                         CALLS ON SHARES AND FORFEITURE

20. Subject to the provisions of these articles and to the terms of issue, the directors may make calls upon the members in respect of any moneys unpaid on their shares and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of a sum due thereunder, be revoked in whole or in part and payment of a call may be postponed in whole or part. A member shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

21. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

22. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

23. If a call remains unpaid after it has become due and payable the person from whom the sum is due shall pay interest on the unpaid sum from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at such rate not exceeding 15 per cent. per annum as the directors may determine but the directors may waive payment of the interest wholly or in part. The Company may also recover any costs, charges and expenses incurred by reason of the non-payment of any call.

24. A sum payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these articles shall apply as if that sum had become due and payable by virtue of a call.

25. Subject to the terms of allotment the directors may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

26. The directors may receive from any member willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up thereon as a payment in advance of calls, and such payment in advance of calls shall extinguish, so far as the same shall extend,





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the liability upon the shares in respect of which it is advanced, and the
Company may pay interest upon the money so received, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received, at such rate as the member paying such sum and the directors agree; but provided that any such payment in advance of calls shall not entitle the holder of the shares to participate in respect thereof in a dividend subsequently declared by reference to a record date earlier than the due date for the call. The directors may repay any amount paid in advance of call, upon giving the member concerned at least three months' notice in writing.

27. If a call or instalment of a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

28. If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture. Where any share has been forfeited in accordance with the articles of association, the Company will serve a notice of forfeiture on the person who was the holder of the share before forfeiture. The accidental omission to give notice or the non-receipt of notice will not invalidate the forfeiture.

29. Subject to the provisions of the Acts, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person upon such terms and in such manner as the directors think fit and at any time before a sale, re-allotment or other disposition the forfeiture may be annulled by the directors on such terms as they think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share, or in the case of a share for the time being in uncertificated form to take such steps in the name of the holder as may be necessary to transfer the share to that person.

30. A person any of whose shares have been forfeited shall cease to be a member in respect of them and, in the case of shares in certificated form shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at such rate as may be fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined in the Acts) from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal. Forfeiture of a share shall extinguish all interest and all claims and demands against the Company in respect of that share.

31. A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the





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share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in the proceedings in reference to the forfeiture or disposal of the share.

                             DISCLOSURE OF INTEREST

32.1 No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares, or to exercise any other right conferred by membership in relation to any such meeting if he or any other person appearing to be interested in the share(s) has been given a notice under Section 212 of the Companies Act 1985 ("a
         Section 212 notice") and has failed to give the Company the information thereby required within 14 days from the date of the notice.

32.2 Without prejudice to the provisions of sub-clause 1 of this article, no member holding shares representing 0.25 per cent or more in nominal value of the issued shares of any class of capital in the Company shall, unless the Directors otherwise determine, be entitled:

         (a) in respect of any such shares, to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares, or to exercise any other right conferred by membership in relation to any such meeting; or

         (b) to receive payment of any dividend (including shares in lieu of dividend) or other distribution payable in respect of any such shares; or

         (c)     to transfer any such shares otherwise than:

                 (i)       pursuant to acceptance of a take-over offer;

                 (ii) through a recognised investment exchange or other recognised market; or

                 (iii) in any other manner which the Directors are satisfied is bona fide and at arm's length; (in each case hereinafter referred to as an "arm's length sale") if he or any person appearing to be interested in such shares has been given a Section 212 notice and has failed to give the Company the information thereby required within 14 days from the date of the notice provided that upon receipt by the Company of notice that the shares have been transferred pursuant to any arm's length sale or upon all information required by the Section 212 notice being given, such restrictions shall cease to apply in respect of such shares and any dividend withheld shall be paid.

32.3     For the purposes of this article:

         (a) a person other than the member holding a share shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a Section 212 notice, from anyone else) knows or has reasonable cause to believe that





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                 the person is, or may be, so interested;

         (b)     "interested" shall be construed as it is for the purpose of
                 Section 212 of the Companies Act 1985;

         (c)     "take-over offer" shall have the meaning ascribed to it in
                 Part XIII A of the Companies Act 1985;

         (d) "recognised investment exchange" shall have the meaning ascribed to it in Section 207(1) of the Financial Services Act 1986; and

         (e) "at arm's length" means a transfer to a person who is unconnected with the members and with any other person appearing to be interested in the shares; and

         (f) reference to a person having failed to give the Company the information required by a Section 212 notice includes (i) reference to his having failed or refused to give all or any part of it and (ii) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular.

32.4 Where on the basis of information obtained from a member in respect of any share held by him, the Company gives a Section 212 notice to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of sub-clauses 1 and 2 of this article.

32.5 Any sanctions imposed upon a shareholding in respect of a person having failed to give the Company the information required by a section 212 notice will cease to apply 7 days after the earlier of:-

         (i) receipt by the Company of notice that the shareholding has been sold to a third party in the manner described above; and

         (ii) due compliance to the satisfaction of the Company, with the notice under section 212.

32.6     Nothing in these articles shall limit the powers of the Company under
         Section 216 of the Companies Act 1985 or any other powers whatsoever.

                               TRANSFER OF SHARES

33.1 Subject to such of the restrictions of these articles as may be applicable, any member may transfer all or any of his shares. The instrument of transfer of a share in certificated form may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

33.2 Nothing in these articles shall require title to any securities of the Company to be evidenced or transferred by a written instrument, the regulations from time to time made under the Acts so permitting. The Board shall have power to implement any arrangements it may think fit for such evidencing and transfer which accord with those regulations.

34. The directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share in certificated form which is not fully paid or of a share on which the Company has a lien.

35.1 The directors may also decline to recognise an instrument of transfer in respect of shares in certificated form unless:-

         (a) it is lodged duly stamped at the office or at such other place as the directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

         (b)     it is in respect of only one class of share; and

         (c)     it is in favour of not more than four transferees.

35.2 In the case of shares for the time being in uncertificated form transfers shall be registered only in accordance with the terms of the Uncertificated Securities Regulations but so that the directors may refuse to register a transfer which would require shares to be held jointly by more than four persons.

36. If the directors decline to register a transfer they shall within two months after the date on which the transfer was lodged with the Company or in the case of uncertificated shares the Operator-instruction was received by the Company send to the transferee notice of the refusal.

37. The registration of transfers of shares or debentures or of any class of shares or debentures may be suspended at such times and for such periods (not exceeding thirty days in any year) as the directors may determine but so that such a suspension shall only apply to uncertificated shares with the prior consent of the Operator.

38. No fee shall be charged for the registration of any instrument of transfer or other document or instructions relating to or affecting the title to any share or for otherwise making any entry in the register of members relating to any share.

39. Subject to article 14, all instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the directors refuse to register shall be returned to the person depositing it.

40. Nothing in these articles shall preclude the directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

                             TRANSMISSION OF SHARES

41. If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share held by him solely or which had been jointly held by him.

42. A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon such evidence being produced as the directors may properly require, elect to become the holder of the share or in the case of certificated shares alternatively elect to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer signed by the member and the death or bankruptcy of the member had not occurred. Nothing in these articles shall preclude the transfer of shares or other securities of the Company in uncertificated form in accordance with the terms of Article 13.3 hereof, and any references contained in these Articles in relation to the execution of any instrument of transfer or the registration of any transfer of shares or other securities of the Company in uncertificated form shall be read in accordance with the terms of Article 13.3 hereof.

43. A person becoming entitled to a share by reason of the death or bankruptcy of a member or otherwise by operation of law shall (upon such evidence being produced as may from time to time be required by the directors as to his entitlement) have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company. The Board may at any time give notice requiring the person to elect either to be registered himself or to transfer the share and if the Notice is not complied with within 60 days the Board may withhold payment of all dividends and other monies payable in respect of the share until the requirements of the Notice have been complied with.

                                     STOCK

44. The Company may by ordinary resolution convert any paid up shares into stock, and re-convert any stock into paid up shares of any denomination. After the passing of any resolution converting all the fully paid up shares of any class in the capital of the Company into stock, any shares of that class which subsequently become fully paid up and rank pari passu in all other respects with such shares shall by virtue of this article and such resolution be converted into stock transferable in the same units as the shares already converted.

45. The holders of stock may transfer the same or any part thereof in the same manner, and subject to the same regulations, as would have applied to the shares from which the stock arose if they had not been converted, or as near thereto as circumstances admit, but the directors may from time to time, if they think fit, fix the minimum amount of stock transferable, but so that such minimum shall not exceed the nominal amount of each of the shares from which the stock arose.

46. The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages in all respects as if they held the shares from which the stock arose provided that no such privilege or advantage (except participation in dividends and profits of the Company and in the assets on a winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such privilege or advantage.

47. All the provisions of these articles applicable to paid up shares shall apply to stock and in all such provisions the words "share" and "member" shall include "stock" and "stockholder" respectively.

                             ALTERATION OF CAPITAL

48.      The Company may from time to time by ordinary resolution:-

         (a) increase the share capital by new shares of such amount as the resolution prescribes;

         (b) consolidate and divide all or any of its shares into shares of a larger amount than its existing shares;

         (c) subject to the provisions of the Acts, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject nevertheless to the Acts) and the resolution may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred qualified rights or be subject to any such restrictions as compared with, the others as the Company has power to attach to unissued or new shares; and

         (d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

49. Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including the Company) and distribute the proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares, or in the case of shares for the time being in uncertificated form to take such other steps in the name of the holder as may be necessary to transfer shares sold to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

50. Subject to the provisions of the Acts, the Company may by special resolution reduce its authorised or issued share capital, any capital redemption reserve, and any share premium account in any way.

                                GENERAL MEETINGS

51. All general meetings other than annual general meetings shall be called extraordinary general meetings.

52. The directors may call general meetings. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

                           NOTICE OF GENERAL MEETINGS

53. Subject to the provisions of the Acts, an annual general meeting and an extraordinary general meeting for the passing of a special resolution or a resolution appointing a person as a director shall be called by twenty-one days' notice at the least, and all other extraordinary general meetings shall be called by fourteen days' notice at the least. The notice shall be exclusive of the day on which it is served, or deemed to be served, and of the day for which it is given. Every notice shall be in writing and shall specify the place, the day and the time of meeting, and (in the case of special business) the general nature of such business, and in the case of an annual general meeting shall specify the meeting as such and the notice convening a meeting to pass a special or extraordinary resolution shall specify the intention to propose the resolution as a special or extraordinary resolution as the case may be. Notices shall be given in manner hereinafter mentioned to all the members, other than those who under the provisions of these articles or under the rights attached to the shares held by them are not entitled to receive the notice, and to the auditors for the time being of the Company. Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this article, it shall be deemed to have been duly called if it is so agreed:-

(a) in the case of a meeting called as an annual general meeting, by all the members entitled to attend and vote thereat; and

(b) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

54. The Board may convene an Extraordinary General Meeting whenever it thinks fit and, upon receipt of a requisition of members pursuant to the provisions of the Acts, shall forthwith convene such a meeting for a date not later than 28 days after the date of the Notice convening the meeting.

55.1 The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

55.2 The directors may determine that persons entitled to receive notices of meetings are those persons entered on the register of members at the close of business on a day determined by the directors being not more than 21 days before the day that the notices are sent and may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting. Changes to entries on the register of members after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting.

                        PROCEEDINGS AT GENERAL MEETINGS

56. All business shall be deemed special that is transacted at an extraordinary general meeting. All business that is transacted at an annual general meeting shall also be deemed special, with the exception of declaring dividends, the consideration of the accounts and balance sheet and the reports of the directors and auditors and other documents required to be annexed to the balance sheet, the appointment of directors in the place of those retiring by rotation or otherwise and the reappointment of the retiring auditors (other than retiring auditors who have been appointed by the directors to fill a casual vacancy) and the fixing of or the determining of the method of fixing the remuneration of the auditors and the directors.

57. No business shall be transacted at any meeting unless a quorum is present but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

58. If a quorum is not present within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting if convened on the requisition of, or by members, shall be dissolved. In any other case it shall stand adjourned to such other day not being less than fourteen nor more than twenty-eight days thereafter and at such other time and place as the directors may determine. At such adjourned meeting one member present in person or proxy (whatever the number of shares held by him) shall be a quorum. The Company shall give not less than seven days' notice in writing of any meeting adjourned through want of a quorum and such notice shall state that one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

59. The directors may make arrangements for simultaneous attendance and participation in general meetings by members and proxies entitled to attend such meetings at places other than the place specified in the notice convening the meeting ("the specified place"). Any arrangements for simultaneous attendance at other places shall operate so that any members and proxies excluded from attendance at the specified place are able to attend at one or more of the other places. For the purpose of all other provisions of these articles any such meeting shall be treated as being held and taking place at the specified place. The right of any member or proxy otherwise entitled to attend a general meeting at the specified place shall be subject to any arrangements that the directors may at their discretion make from time to time (whether before or after the date of the notice convening the meeting) for facilitating the organisation and administration of any general meeting by requiring any such person (selected on such basis as the directors may at their discretion decide) to attend the meeting at one or more of the other places.

60.1 The chairman, if any, of the board of directors or in his absence the deputy-chairman, or in the absence of both the chairman and the deputy-chairman some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor the deputy-chairman nor such other director (if any) be present within five minutes after the time appointed for holding the meeting, or if present is unwilling to act, the directors present shall elect one of their number to be chairman.

60.2 If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman, and will remain chairman for the duration of the relevant meeting.

61.1 A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

61.2 Where shares are held by nominee shareholders the directors may make arrangements for the holders of the beneficial interest in shares to attend and speak (but not vote) at general meetings notwithstanding that the names do not appear on the Register of Members. Any person invited by the Chairman to do so may attend and speak at any general meeting.

62. The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place.

In addition, the Chairman may at any time without the consent of the meeting, adjourn any meeting to another time or place if it appears to the Chairman that:-

         (a) The number of persons wishing to attend cannot be conveniently accommodated in the place(s) appointed for the meeting, or

         (b) The unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting, or

         (c) An adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

No business shall be transacted at an adjourned meeting other than business which might lawfully have been transacted at the meeting from which the adjournment took place.

63.1.1 In the case of a Resolution duly proposed as a Special or Extraordinary Resolution, no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a Resolution duly proposed as an Ordinary Resolution, no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such Resolution is to be proposed notice in writing of the terms of the amendment and intention to vote to move the same have been lodged at the office.

63.1.2 If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

63.2 A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is duly demanded. Subject to the provisions of the Acts, a poll may be demanded:-

         (a)     by the chairman of the meeting; or

         (b) by at least two members having the right to vote at the meeting; or

         (c) by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

         (d) by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

and a demand by a proxy for a member shall be the same as a demand by a member.

64. Unless a poll is duly demanded and the demand is not withdrawn a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be final and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

65. The demand for a poll may, before the poll is taken, be withdrawn with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

66. A poll on any question other than the election of the Chairman shall be taken as the chairman directs, including the use of ballot or voting papers or tickets, and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

67. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote in addition to any other vote he may have.

68. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days from the conclusion of the meeting. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded, and it may be withdrawn with the consent of the chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

69. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting in respect of which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

                                VOTES OF MEMBERS

70. Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote, and on a poll every member present in person or by proxy shall have one vote for each share of which he is the holder.

71. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

72. A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by his receiver or other person authorised in that behalf and such person may vote on a poll by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

73. Unless the directors otherwise determine, no member shall be entitled to receive notice of or to vote at any general meeting, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

74. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

75. On a poll votes may be given either personally or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

76. The instrument appointing a proxy shall be in writing in any usual form or in any other form which the directors may approve and for the avoidance of doubt may be in the form of a two way proxy form and shall be executed by or on behalf of the appointor. A corporation may execute a form of proxy under the hand of a duly authorised officer. A member may appoint more than one proxy (who need not be a member) to attend on the same occasion. Deposit of an instrument of proxy shall not preclude a member from attending and voting at the meeting or at any adjournment thereof.

77. The instrument appointing a proxy and any authority under which it is executed or a copy certified notarially or in some other way approved by the directors shall be deposited by physical delivery either by post or by hand at the office (or at such other place within the United Kingdom as is specified in the notice convening the meeting or on any notice or any adjustment or, in either case, in any document sent therewith) not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall be invalid. When two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting, the one which is last delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share: If the Company is unable to determine which was last delivered, none of them shall be treated as valid in respect of that share.

78. A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place in the United Kingdom as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith one hour at least before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

79.1 The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority (a) to demand or join in demanding a poll (and for the purposes of article 62 a demand by a person as proxy for a member shall be the same as a demand by the member); and (b) to vote on a poll on the election of a chairman and on a motion to adjourn a meeting.

79.2 No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

80. If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment thereof, and it is in the opinion of the chairman of the meeting of sufficient magnitude to vitiate the result of the voting.

                         REPRESENTATION OF CORPORATIONS

81. Any Corporation being a member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative (or, as the case may be, representatives) at any general meeting of the Company or any class meeting of the members of the Company. A person so authorised shall be entitled to exercise the same powers on behalf of the grantor as the Grantor could exercise if it were an individual member of the Company and each person so authorised shall, if present at any such meeting, for the purpose of these Articles be deemed to be a member present in person at such meeting.

                     NUMBER AND QUALIFICATION OF DIRECTORS

82. Unless otherwise determined by ordinary resolution the number of directors (other than alternate directors) shall be not less than two in number. The Company may from time to time by ordinary resolution fix a maximum number of directors and from time to time vary that maximum number. No shareholding qualification for directors shall be required.

                              ALTERNATE DIRECTORS

83. Any director (other than an alternate director) may appoint any other director, or any other person approved by the directors, to be an alternate director and may remove from office an alternate director so appointed by him. An alternate director shall be entitled to receive notices of all meetings of directors, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence. An alternate director shall cease to be an alternate director if his appointor ceases to be a director; but, if a director retires by rotation or otherwise but is reappointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment. Every appointment and removal of an alternate director shall be in writing executed by the director making or revoking the appointment and (in the case of an appointment) by the person appointed and shall be deposited at the office or tendered at a meeting of the directors or in any other manner approved by the directors.

84. Every person acting as an alternate director shall (save as regards the power to appoint an alternate director and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him. The remuneration of any alternate director shall be payable out of the remuneration payable to the director appointing him, and shall consist of such part (if any) of the last-mentioned remuneration as shall be agreed between the alternate director and the director appointing him.

                              POWERS OF DIRECTORS

85. Subject to the provisions of the Acts and these articles and to any directions given by special resolution, the directors may exercise all the powers of the Company. No alteration of the articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made and that direction had not been given. The powers given by this article shall not be limited by any special power given to the directors by the articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

86.1 The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital, or any part thereof, and subject to the Acts to issue debentures and other securities whether outright or as collateral security for any debt liability or obligation of the Company or of any third party. The directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (as regards subsidiaries so far as by such exercise they can secure) that, save with the previous sanction of an ordinary resolution, no money shall be borrowed if the aggregate principal amount (including any premium payable on final repayment) outstanding of all moneys borrowed by the Group (excluding amounts borrowed by any member of the Group from any other member of the Group) then exceeds or would as a result of such borrowing exceed an amount equal to four times the aggregate of:-

         (a) the amount paid up or credited as paid up on the share capital of the Company; and

         (b) the total of the capital and revenue reserves of the Group (including any share premium account, capital redemption reserve and credit balance on the combined profit and loss account) but excluding sums set aside for taxation and amounts attributable to outside shareholders in subsidiaries of the Company and deducting any debit balance on the combined profit and loss account except to the extent that such deductions have already been made all as shown in the then latest audited balance sheet of the Group, but adjusted as may be necessary in respect of any variation in the paid up share capital or share premium account or capital redemption reserve of the Company since the date of its latest audited balance sheet.

86.2     For the purposes of this article:-

         (a) the amount outstanding in respect of acceptances by any member of the Group or by any bank or accepting house under any acceptance credit opened on behalf of any member of the Group (not being acceptances in relation to the purchase of goods in the ordinary course of business) shall be taken into account as moneys borrowed;

         (b) moneys borrowed for the purpose of repaying the whole or any part of any moneys previously borrowed and then outstanding (including any premium payable on final repayment thereof) and applied for that purpose within four months of such borrowing shall not, pending such application, be taken into account as moneys borrowed; and

         (c) the principal amount (including any premium payable on final repayment) of any debentures issued in whole or in part for a consideration other than cash shall be taken into account as moneys borrowed by the member of the Group issuing the same.

86.3 Where the aggregate principal amount of borrowings required to be taken into account for the purposes of this article on any particular date is being ascertained any of such moneys denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent at the rate of exchange prevailing on such date in London provided that any of such moneys shall be converted at the rate of exchange prevailing in London six months before such date if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange shall be taken as the middle market rate as at the close of business).

86.4 A certificate or report by the Auditors for the time being of the Company as to the amount of the adjusted capital and reserves or the amount of any borrowings or to the effect that the limit imposed by this article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this article.

86.5 No debt incurred or security given in respect of moneys borrowed or to be taken into account as moneys borrowed in excess of the aforesaid limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or was thereby exceeded, but no lender or other person dealing with the Company shall be concerned to see or enquire whether such limit is observed.

87. If any uncalled capital of the Company is included in or charged by any mortgage or other security, the directors may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys, and the power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of directors, and shall be assignable if expressed so to be.

88. All cheques, promissory notes, drafts, bills of exchange, and other instruments whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the directors may from time to time by resolution determine.

                        DELEGATION OF DIRECTORS' POWERS

89.      The directors may delegate any of their powers:-

         (a) to any Managing Director or any director holding any other executive office; and

         (b) to any committee consisting of one or more directors or to any committee consisting of directors and co-opted persons not being directors.

Subject to the above the delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be varied or revoked. Subject to any such conditions and the above, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they apply.

90. The directors may from time to time, and at any time, appoint any corporation, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the directors, to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such agent as the directors may think fit, and may also authorise any such agent to sub-delegate all or any of the powers, authorities and discretions vested in him.

91. The directors may cause to be kept in any part of Her Majesty's Dominions outside the United Kingdom, the Channel Islands or the Isle of Man in which the Company transacts business a branch register or registers of members resident in such part of the said Dominions, and the directors may (subject to the provisions of the Acts) make and vary such regulations as they may think fit respecting the keeping of any such register.

                    APPOINTMENT AND RETIREMENT OF DIRECTORS

92. At each annual general meeting one-third of the directors including the Managing Director and any director holding any other executive office for the time being who are subject to retirement by rotation or, if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third shall retire from office; but, if there are only two directors subject to retirement by rotation, one of them shall retire and if there is only one director who is subject to retirement by rotation, he shall retire. Subject to article 98, a director retiring at a meeting aforesaid shall retain office until the dissolution of that meeting.

93. Subject to the provisions of the Acts, the directors to retire by rotation shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

94. If the Company, at the meeting at which a director retires by rotation, does not fill the vacancy the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the director is put to the meeting and lost.

95. No person other than a director retiring at a meeting shall, unless recommended by the directors, be appointed or reappointed a director at any general meeting unless, not less than seven nor more than a maximum of forty-two days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the Company of the intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company's register of directors together with notice executed by the person being proposed of his willingness to be appointed.

96. Subject to article 95 the Company may by ordinary resolution appoint a person to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire.

97. The directors may appoint a person to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles as the maximum number of directors. A director so appointed shall hold office only until the next following annual general meeting and, if not then reappointed, shall vacate office and shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at the meeting.

98. Subject to the provisions of these articles, the Company at the meeting at which a director retires in manner aforesaid may fill the vacated office by electing a person thereto and in default the retiring director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such director shall have been put to the meeting and lost.

99.1 Any contract of employment entered into by a director with the Company shall not include a term that it is to be for a period exceeding five years unless such term is first approved by ordinary resolution.

99.2 Any provisions of the Acts which but for this Article, would have the effect of rendering any person ineligible for appointment as a Director or liable to vacate office as a Director on account of his having reached any specified age, or of requiring special notice or any other special formality in connection with the appointment of any Director over a specified age, shall not apply to the Company.

                   DISQUALIFICATION AND REMOVAL OF DIRECTORS

100. Without prejudice to the provisions of the Acts, the Company may, by special resolution or by ordinary resolution of which special notice has been given in accordance with the Acts, remove a director before the expiration of his period of office (but such removal shall be without prejudice to any claim such director may have for breach of any contract of service between him and the Company) and may, by ordinary resolution, appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last appointed or reappointed a director.

101. Without prejudice to the provisions for retirement by rotation contained herein the office of a director shall be vacated if:-

         (a) he ceases to be a director by virtue of any provision of the Acts or is removed from office pursuant to these articles; or

         (b)     he becomes prohibited by law from being a director; or

         (c) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

         (d) an order is made by a court of competent jurisdiction by reason of his mental disorder for his detention or for the appointment of any person to exercise powers with respect to his property or affairs; or

         (e) not being a director whose contract of employment precludes resignation, he resigns his office by notice to the Company; or

         (f) he shall for more than six months have been absent without permission of the directors from meetings of directors held during that period and his alternate director (if any) shall not during that period have attended any such meeting in his stead and the directors resolve that his office be vacated; or

         (g) if he shall be removed from office by notice in writing served upon him signed by all his co-directors and all of the other directors are not less than three in number, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed to be an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

                           REMUNERATION OF DIRECTORS

102. The directors shall be entitled to directors' fees in aggregate not exceeding ,50,000 per annum, or such other higher amount as the Company by ordinary resolution may from time to time determine, which shall (unless otherwise determined by the resolution by which it is voted) be divided between the directors as they may agree or, failing agreement, equally. The directors' remuneration shall be deemed to accrue from day to day. The directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with the business of the Company, or in attending and returning from meetings of the directors or of committees of the directors or general meetings.

103. Any director who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, participation in profits or otherwise as the directors may determine.

                     DIRECTORS' APPOINTMENTS AND INTERESTS

104. The directors may from time to time appoint any one or more of their body to be a Managing Director or to be the holder of any other executive office on such terms as they think fit, and may revoke or vary any such appointment. The appointment of a Managing Director or of a director to any executive office as aforesaid shall automatically be terminated if in either case he ceases for any reason to be a director. Any revocation or termination of any such appointment shall be without prejudice to any claim for breach of any contract between the director and the Company. A Managing Director or a director appointed to such other executive office as aforesaid shall receive such remuneration (whether by way of salary, commission, participation in profits and partly in one way and partly in another or others, or otherwise) as the directors may determine.

105. The directors may entrust to and confer upon any director appointed to any such executive office any of the powers exercisable by them as directors, other than the power to make calls or forfeit shares, upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own power, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

106. A director, including an alternate director, may hold any other office or place of profit under the Company (other than the office of auditor of the

Company or any subsidiary of the Company) in conjunction with his office of director for such period and upon such terms as the directors may determine, and may act in a professional capacity to the Company, on such terms as to tenure of office, remuneration and otherwise as the directors may determine.

107. Subject to the Acts and to the provisions of these articles, no director or intending director, including an alternate director, shall be disqualified by his office from contracting with the Company either with regard to his tenure of any other office or place of profit, or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any director is in any way, whether directly or indirectly, interested, be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any remuneration, profit or other benefit realised by any such contract or arrangement, by reason of such director holding that office or of the fiduciary relation thereby established.

108. Any director, including an alternate director, may continue to be or become a director or other officer or member of or otherwise interested in any other company promoted by the Company or in which the Company may be interested, as a member or otherwise, or which is a holding company of the Company or a subsidiary of any such holding company, and no such director shall be accountable for any remuneration or other benefits received by him as a director or other officer or member of, or from his interest in, any such other company. The directors may exercise the voting power conferred by the shares of any other company held or owned by the Company or exercisable by them as directors of any such holding company or subsidiary in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors or other officers of such company, or voting or providing for the payment of remuneration to the directors or other officers of such company).

109. A director, including an alternate director, who is to his knowledge in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at a meeting of directors. In the case of a proposed contract or arrangement the declaration shall be made at the meeting of the directors at which the question of entering into the contract is first taken into consideration if he knows his interest then exists, or, if the director was not at the date of that meeting interested in the proposed contract or arrangement, at the next meeting of directors held after he became so interested if he knows his interest then exists. In a case where the director becomes interested in a contract or arrangement after it is made or becomes aware of his interest the declaration shall be made at the first meeting of the directors held after the director becomes so interested or knows that he is or has become so interested. In a case where the director is interested in a contract or arrangement which has been made before he was appointed a director the declaration shall be made at the first meeting of the directors held after he is so appointed.

110. For the purposes of the last preceding article a general notice given to the directors by any director to the effect that:-

(a) he is a member of any specified company or firm and is to be regarded as interested in any contract or arrangement which may, after the date of the notice, be made with the Company or firm; or

(b) he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him

(if such director shall give the same at a meeting of the directors or shall take reasonable steps to secure that it is brought up and read at the next meeting of the directors after it is given) shall be deemed a sufficient declaration of interest in relation to any contract so made.

                       DIRECTORS' GRATUITIES AND PENSIONS

111. The directors may establish and maintain, or procure the establishment and maintenance of, any pension or superannuation funds (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances and emoluments to, any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or any such subsidiary or of any of the predecessors in business of the Company or any such other company as aforesaid, or who may be or have been directors or officers of the Company or of any such other company as aforesaid and who hold or have held executive positions or agreements for service with the Company or any such other company as aforesaid,and the wives, widows, families, connections and dependants of any such persons, and also establish, subsidise and subscribe to any institutions, associations, societies, clubs or funds calculated to be for the benefit of, or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such person as aforesaid, and make payments for or towards the insurance of any such person as aforesaid and subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any public, general or useful object, and do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject to particulars with respect to the proposed payment being disclosed to the members of the Company and to the proposal being approved by the Company by ordinary resolution, if the Acts shall so require, any director who holds or has held any such executive position or agreement for services shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

                           PROCEEDINGS OF DIRECTORS

112. The directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom. Any director may waive notice of any meeting and such waiver may be retrospective. Questions arising at a meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting shall have a second or casting vote. Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate (in addition to his own vote if he is also a director). The signature of an alternate director to any resolution in writing of the directors or a committee of the directors shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

113. The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two. An alternate director who is not himself a director shall be counted in the quorum. Any director or member of a committee of the directors may participate in a meeting of the directors or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in the meeting in such manner shall be deemed to constitute presence in person at such meeting and that person shall be entitled to vote or be counted in a quorum accordingly. Such meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the Chairman of the meeting then is.

114. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed by or in accordance with these articles, the continuing directors or director, notwithstanding that the number of directors is below the number fixed by or in accordance with these articles as the quorum or that there is only one continuing director, may act only for the purpose of filling vacancies or of calling a general meeting of the Company but not for any other purpose.

115. The directors may appoint one or more of their number to be the chairman or the deputy chairman of the board of directors and may at any time remove any director so appointed from office and appoint another director in his place. The director appointed as chairman, or, in his absence, as deputy chairman shall preside at every meeting of directors at which he is present, but if there is no director holding either such office, or if no director holding either such office is present within five minutes after the time appointed for the meeting the directors present may appoint one of their number to be chairman of the meeting.

116. All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director or member of a committee of directors shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or member of a committee of directors and had been entitled to vote.

117.1 A resolution in writing executed by all the directors for the time being entitled to receive notice of a meeting of directors or by all the members for the time being of a committee of directors (not being less, in either case, than a quorum) shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more directors or members of the committee concerned.

117.2 All or any of the members of the Board or any committee of the Board may participate in a meeting of the Board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating has assembled, or, if there is no such group, where the Chairman of the meeting then is.

118.1 Save as otherwise provided by these articles, a director shall not vote (nor be counted in the quorum) on any resolution of the directors or a committee of the directors in respect of any contract or arrangement in which he (together with any persons connected with him) is to his knowledge materially interested, and if he shall do so his vote shall not be counted, but this prohibition shall not apply to any of the following matters, namely:-

           (i) any contract or arrangement for giving to such director any security, guarantee or indemnity in respect of money lent by him or obligations undertaken by him at the request of or for the benefit of the Company or any of its subsidiary undertakings;

          (ii) any contract or arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings which the director has himself guaranteed or secured in whole or in part;
         (iii) any contract or arrangement by a director to subscribe for shares, debentures or other securities of the Company issued or to be issued pursuant to any offer or invitation to members or debenture holders of the Company or any class thereof or to the public or any section thereof, or to underwrite any shares, debentures or other securities of the Company;

          (iv) any contract or arrangement in which he is interested by virtue of his interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company;

           (v) any contract or arrangement concerning any other company (not being a company in which the director and any persons connected with him do not to his knowledge hold an interest in shares, as that term is used in sections 198 to 211 Companies Act 1985 representing one per cent or more of any class of the equity share capital of, or the voting rights in, such company) in which he is interested directly or indirectly whether as an officer, share- holder, creditor or otherwise howsoever;

          (vi) any proposal concerning the adoption, modification or operation of a pension fund or retirement death or disability benefits scheme which relates both to directors and employees of the Company or of any of its subsidiaries and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates;

         (vii) any arrangement for the benefit of employees of the Company or of any of its subsidiaries under which the director benefits in a similar manner as the employees and which does not accord to any director as such any privilege or advantage not accorded to the employees to whom such arrangement relates;

        (viii) any proposal, contract, transaction or arrangement concerning the purchase or maintenance of insurance for the benefit of the directors or for the benefit of persons who include directors.

118.2 A company shall be deemed to be a company in which a director owns one per cent. or more if and so long as (but only if and so long as) he is (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For the purpose of this paragraph there shall be disregarded any shares held by a director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the director is interested only as a unit holder.

118.3 Where a company in which a director holds one per cent. or more is materially interested in a transaction, then that director shall also be deemed materially interested in such transaction.

119. A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

120. The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of the articles prohibiting a director from voting at a meeting of directors or of a committee of directors and may ratify any transactions not duly authorised by reason of a contravention of these articles.

121. Where proposals are under consideration concerning the appointment including the arrangement or variation of the terms thereof or the termination thereof of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment or the arrangement or variation of the terms thereof or the termination thereof.

122. If a question arises at a meeting of directors or of a committee of directors as to the right of a director other than the chairman of the meeting to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned as known to such director has not been fairly disclosed to the directors. If any question as aforesaid shall arise in respect of the chairman of the meeting such question shall be decided by a resolution of the directors (for which purpose such chairman shall be counted in the quorum but shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such chairman as known to such chairman has not been fairly disclosed to the directors.

                                    MINUTES

123. The directors shall cause minutes to be made in books kept for the purpose:-

          (a)    of all appointments of officers made by the directors;

          (b) of the names of the directors present at each meeting of directors and of any committee of directors;

          (c) of all resolutions and proceedings at meetings of the Company and of the holders of any class of shares in the Company and of the directors and of committees of directors.

                                   SECRETARY

124. The secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they think fit and any secretary so appointed may be removed by the directors.

125. Anything by the Acts required or authorised to be done by or to the secretary may, if the office is vacant or there is for any other reason no secretary capable of acting, be done by or to any assistant or deputy





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secretary or, if there is no assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the directors: provided that any provision of the Acts or of these articles requiring or authorising a thing to be done by or to a director and secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

                                    THE SEAL

126. The Company may have a seal if it so resolves. In such case the directors shall provide for the custody of every seal. The seal shall only be used by the authority of the directors or of a committee of directors authorised by the directors in that behalf. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or by a second director. Any instrument to which an official seal is affixed need not, unless the directors for the time being otherwise determine or the law otherwise requires be signed by any person.

                                   DIVIDENDS

127. Subject to the provisions of the Acts the Company may by ordinary resolution declare dividends to be paid to members in accordance with the respective rights and their interests in the profits available for distribution, but no dividend shall exceed the amount recommended by the directors.

128. Subject to the provisions of the Acts and of these articles, the directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

129. Except as otherwise provided by the rights attached to or the terms of issue of shares, all dividends shall be declared and paid on the Ordinary Share capital according to the amounts paid up on such shares otherwise than in advance of calls on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares otherwise than in advance of calls during any portion or portions of the period in respect of which the dividend is paid.

130. The directors may deduct from any dividend or other moneys payable to any member on or in respect of any share any moneys presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.


131.1 A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of specific assets and in particular of paid-up shares or debentures of any other company and, where any difficulty

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          arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether and may fix the value for distribution purposes of any such specific assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to secure equality of distribution and may vest any such specific assets in trustees.

131.2.1 The Directors may, with the sanction of an Ordinary Resolution of the Company, offer holders of Ordinary Shares the right to elect to receive in respect of all or part of their holdings of Ordinary Shares additional Ordinary Shares in the Company, credited as fully paid, instead of cash in respect of all or part of such dividend or dividends whether interim or final and (subject to the following provisions of this article) upon such terms and conditions and in such manner as may be specified in such Ordinary Resolution and otherwise as the Directors may determine. Any such resolution may specify a particular dividend and/or all of any dividends (or part of such dividends) declared or paid within a specified period, but no such period may end later than the beginning of the Annual General Meeting in the calendar year next following the date on which such Ordinary Resolution is passed.

131.2.2 When any such right of election is offered to the holders of Ordinary Shares pursuant to this Article, the Directors shall make such offer to such holders in writing (conditionally if the necessary Ordinary Resolution has yet to be passed, upon such resolution being passed) and shall make available to or provide such holders with forms of election (in such form as the Directors may approve) whereby such holders may exercise such right and shall notify such holders of the procedure to be followed and of the place at which and the latest date and time by which, duly completed forms of election must be lodged in order to be effective.

131.2.3 Each holder of Ordinary Shares who elects to receive additional Ordinary Shares in the Company under a right offered to him pursuant to this Article shall be entitled to receive such whole number of additional Ordinary Shares as is as nearly as possible equal in value (calculated on the basis of the Market Value of an additional Ordinary Share in the Company) to (but not in excess of) the cash amount that such holder would otherwise have received by way of dividend. For the purposes of this Article, the "Market Value" of an additional Ordinary Share in the Company shall be the average of the prices at which business is done in the Ordinary Shares (derived from the Daily Official List of the London Stock Exchange) on such five consecutive dealing days as the Directors shall determine (save that the first of such dealing days shall be on or after the day when the issued Ordinary Shares in the Company are first quoted "ex" the relevant dividend, unless no business is done during such dealing days, when in that case the first of such dealing days should be the latest practicable date at least five days prior to the date when the issued Ordinary Shares in the Company are first quoted "ex" the relevant dividend when business is done in the Ordinary Shares) or the nominal value of an Ordinary Share in the Company (whichever is the higher).

131.2.4 Following an election by holders of Ordinary Shares in accordance with this article, the relevant dividend (or that part of a dividend in respect of which a right of election has been offered) shall not be payable on the Ordinary Shares issued pursuant to the election but in lieu thereof, the Directors shall capitalise out of any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or out of any sum standing to the credit of the Company's share premium account or capital reserves (including any capital redemption reserve), as the Directors may determine a sum equal to the aggregate nominal value of the number of additional Ordinary Shares required to be allotted to the holders of Ordinary Shares who have made such election and shall apply such sum in paying up in full such number of additional Ordinary Shares and shall allot and distribute the same to and amongst such holders on the basis set out in sub-clause 3 of this article save that the foregoing provisions of this paragraph shall be subject to any right of the Directors under these articles to retain any dividend or other monies payable on or in respect of the Ordinary Shares of a particular member.

131.2.5 The additional new Ordinary Shares so allotted shall rank pari passu with the fully paid Ordinary Shares in the Company then in issue save that they shall not be entitled to participate in the dividend in relation to which the relevant election was made.

131.2.6 A resolution of the Directors capitalising any part of the reserves or profits hereinbefore mentioned shall have the same effect as if such capitalisation had been declared by Ordinary Resolution of the Company in accordance with these Articles and in relation to any such capitalisation the Directors may exercise all the powers, other than the powers to allot fractional shares, conferred on them by Article 136 without the need for any such Ordinary Resolution.

131.2.7 The Directors may at their discretion make any rights of election offered pursuant to this Article subject to such exclusions or arrangements as they may consider necessary or expedient to deal with any legal or other difficulties which would or may otherwise arise under laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory.
131.2.8 Every duly effected election shall be binding on every successor in title to the Ordinary Shares or any of the members who have effected the same.

132. Any dividend or other monies payable in cash or in respect of a share may be paid by cheque, or other instrument sent through the post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every such cheque, warrant or other instrument shall be made payable to or to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct. Any such cheque, warrant or other instrument may be crossed "account payee only" although the Company shall not be obliged to do so. Any such dividend or other monies may also be paid by any bank or other funds transfer system as the directors may consider appropriate and to or through such person as the person or persons entitled thereto may in writing director and the Company shall have no responsibility for any such dividend or other monies lost or delayed in the course of such transfer or when it is acted upon such direction. Payment of the cheque,

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warrant or other instrument by the bank upon whom it is drawn or transfer of the funds by the bank instructed to make the same shall be a good discharge to the Company. Every such cheque, warrant or other instrument shall be sent and every such transfer of funds shall be made at the risk of the person or persons entitled to the money represented thereby. If any such cheque, warrant or other instrument has or shall be alleged to have been lost, stolen or destroyed, the directors may at the request of the person entitled thereto issue a replacement cheque, warrant or other instrument subject to compliance with such conditions as to evidence and indemnity and the payment of such out of pocket expenses incurred by the Company in connection with the request as the directors may think fit.

133. All unclaimed dividends or other moneys payable on or in respect of a share may be invested or otherwise made use of by the directors for the benefit of the Company until claimed. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached.

134. Any dividend which has remained unclaimed for twelve years from the date of declaration of such dividend or (if later) the date such dividend became due for payment shall, if the directors so resolve, be forfeited and shall revert to the Company and the payment by the directors of any unclaimed dividend, interest or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.
                                    RESERVES

135. The directors may before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company (including any premiums received upon the issue of debentures or other securities of the Company) such sums as they think proper as a reserve or reserves, which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the Company may properly be applied and, pending such application, may at the like discretion either be employed in the business of the Company or be invested in such investments (subject to the provisions of the Acts) as the directors may from time to time think fit. The directors may also, without placing the same to reserve, carry forward any profits which they may think prudent not to distribute.

                           CAPITALISATION OF PROFITS

136. The directors may with the authority of an ordinary resolution of the Company:-

          (a) subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company's share premium account or capital redemption reserve;

          (b) appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if it were then distributable and it were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may for the purposes of this regulation, only be applied in paying up unissued shares to be issued to members credited as fully paid;

          (c) resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall so long as such shares remain partly paid rank for dividend only to the extent that the latter shares rank for dividend;

          (d) where any difficulty arises in regard to any distribution under this article the directors may settle the same as they think expedient and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the directors;

          (e) authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members; and

          (f) generally do all acts and things required to give effect to such resolution as aforesaid.

                                    NOTICES

137. Any notice to be given pursuant to the articles shall be in writing and the Company may give any such notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

138. A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the Company.

139. A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

140. Every person who becomes entitled to a share shall be bound by any notice which, before his name is entered in the register of members, has been given to the person from whom he derives his title.

141. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom or any part thereof the Company is unable effectively to convene a general meeting by notices sent through the post, a





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
general meeting may be convened by a notice advertised on the same date in at least one leading national daily newspapers with appropriate circulation and such notice shall be deemed to have been duly served on all members entitled thereto and persons entitled by transmission who are entitled to have notice of the meeting served upon them at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom or such part thereof again becomes practicable.

142. A notice sent by the Company by first-class post shall be deemed to have been given at the expiration of 24 hours after the envelope containing it was posted and if sent by second class post shall be deemed to have been given at the expiration of 72 hours after the envelope containing it was posted and proof that the envelope containing the notice was properly addressed, prepaid
and posted shall be conclusive evidence that the notice was given.   A notice
given by advertisement shall be deemed to have been served on the day on which the advertisement appears. Any notice delivered or left at a registered address otherwise than by post shall be deemed to have been given on the day it was so delivered or left.

143. A notice or other document delivered or sent by post to the registered address of a member pursuant to the articles shall, notwithstanding that the member be then dead, bankrupt, mentally disordered or that any other event has occurred and whether or not the Company has notice of the death, bankruptcy mental disorder or other event be deemed to have been given in respect of any share registered in the name of such member as sole or joint holder unless before the day of posting (or if it is not sent by post before the day of service or delivery) of the notice or document, his name has been removed from the Register as the holder of the share, and such service or delivery of such notice or document. A notice so given shall be deemed a sufficient notice to all persons interested (whether jointly with or as claiming through or under the member) in the share.

                                  RECORD DATES

144. Notwithstanding any other provision of these articles but subject always to the Act, the Company or the directors may by resolution specify any date ("the Record Date") as the date at the close of business (or such other time as the Directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue notice, information, document or circular and such Record Date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced, but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities.

                                    ACCOUNTS

145. The accounting records shall be kept at the office, or (subject to the provisions of the Acts) at such other place as the directors think fit, and shall always be open to inspection by the officers of the Company. No member (other than a director) shall have any right of inspection of any account or book or document of the Company except as conferred by statute or authorised by the directors or by the Company in general meeting.

146. A printed copy of the directors' and auditors' reports accompanied by printed copies of the balance sheet, profit and loss account and other documents required by the Acts to be annexed to the balance sheet shall, not less than twenty-one days before the general meeting before which they are to be laid, be delivered or sent by post to the registered address of every member and holder of debentures of the Company, and to the auditors for the time being of the Company, and, if all or any of the shares in or debentures of the Company are for the time being listed on any stock exchange, there shall at the same time be forwarded to the secretary of such stock exchange such number of copies of each of these documents as may be required by the regulations for the time being of such stock exchange. Provided that the Company need not, subject to the provisions of the Acts and the regulations of the London Stock Exchange so permitting and if the Board so decides, send the copies of such documents to members, but instead send them a summary financial statement derived from the Company's annual accounts and the directors' report, in such form and containing such information as may be required by the Acts and provided further that copies of the Company's annual accounts (together with the directors' report for the financial year and the auditor's report on those accounts) shall be sent to any Member who wishes to receive them and the Company shall comply with any provisions of the Acts as to the manner in which it is to ascertain whether a Member wishes to receive them.

                                   WINDING UP

147. If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Acts, divide among the members in specie the whole or any part of the assets of the Company and whether or not the assets consist of property of one kind or of properties of different kinds may, for that purpose value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

                                   INDEMNITY

148. Subject to the provisions of the Acts, every director or other officer and auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities which he may sustain or incur in or about the execution of his office or otherwise in relation thereto. Pursuant to the provisions of Section 310(3) of the Companies Act 1985 (as amended by the Companies Act 1989) the Company may for the purposes of this Article purchase and maintain insurance to indemnify any director, officer, manager or auditor of the Company, or any company which is a member of the Group.





                                       37